Exhibit 10.15

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

2006 LONG-TERM EQUITY PLAN

FORM OF STOCK OPTION AGREEMENT

This Agreement dated as of                      (the “Date of Grant”) between Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation (the “Company”) and                      (the “Participant”).

1. Award of Option. The Company hereby awards to the Participant, an option (the “Option”) to purchase up to an aggregate of              shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), on the terms and conditions hereinafter set forth, at the purchase price of $             per share (the “Exercise Price”). The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. The Plan. The 2006 Long-Term Equity Plan (the “Plan”), a copy of which is available by contacting the Company’s Secretary, or the then current administrator of the Plan (the “Plan Administrator”) is incorporated herein by reference and is made a part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time into which this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this Agreement. Subsequent amendments to the Plan shall not adversely affect the Participant’s rights under this Agreement.

3. Exercise of Option.

(a) Exercisability of Option. The Option to purchase the Shares is exercisable in accordance with Schedule I hereto.

The periods of time following the Participant’s cessation of service, death or disability during which the Option remains exercisable as provided in subsections (c) and (d) below, shall not be included for purposes of determining the exercisability of the Option under this subsection (a).

(b) Expiration Date. Except as otherwise provided in this Agreement, the Option may not be exercised after the date that is the tenth anniversary of the Date of Grant (the “Expiration Date”).

(c) Termination of Employment. If a Participant who is an Employee (as defined in the Plan) at the time the Option is awarded ceases to be an Employee for any reason other than death or disability or discharge for “cause”, as provided in subsection (e) below, the right to exercise such Option shall terminate three months after such cessation (but in no event after the Expiration Date).

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e) (3) of the Code) prior to the Expiration Date, while he or she is an Employee, or if the Participant dies within three months after the Participant ceases to be an Employee (other than as a result of a discharge for “cause” as specified in subsection (e) below), the Option shall be exercisable, within the period of one year following the date of death or disability of the Participant (but in no event after the Expiration Date), by the Participant, the Participant’s legal representative (in the event of legal incapacity) or by the person to whom the Option is transferred by will or the laws of descent or distribution.

(e) Discharge for Cause. If the Participant, prior to the Expiration Date, ceases to be an Employee because he or she is discharged for “cause” (as defined below, if not otherwise defined in an employment agreement between the Participant and the Company then in effect), the right to exercise the Option shall terminate immediately upon such cessation of employment. “Cause” shall mean (i) any material breach by the Participant of any of his/her material obligations under the Participant’s employment agreement with the Company (if any), (ii) failure by the Participant to perform satisfactorily the duties required by and appropriate for his/her position as determined by the Board and such failure to perform has not been cured by the Participant within 30 days following receipt of written notice thereof from the Board, or (iii) other conduct of the Participant involving any willful misconduct with respect to the Company, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

(f) Notice Concerning ISO Treatment. If this option is designated as an incentive stock option within the meaning of Section 422 of the Code, it ceases to qualify for favorable tax treatment as an incentive stock option to the extent certain requirements are not met. Loss of favorable tax treatment may occur if the option is exercised (i) more than three months after the date the Participant ceases to be an Employee for any reason other than death or permanent and total disability (as defined in section 22(e)(3) of the Code), (ii) more than 12 months after the date the Participant ceases to be an Employee by reason of such permanent and total disability or (iii) after the Participant has been on a leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract. In addition, favorable tax treatment may be lost if any stock acquired under the option plan is disposed of by the Participant (i) within two years of the date of grant of the option or (ii) within one year of the date of exercise of the option. Participants are strongly urged to consult their tax advisors with respect to the various requirements necessary to obtain incentive stock option treatment and the consequences of failing to meet such requirements.

4. Manner of Exercise.

(a) Exercise Procedure. The Option shall be exercised by the Participant’s delivery of written notice of his or her election to exercise this Option in substantially the form of Notice of Stock Option Exercise attached to this Agreement to the chief financial officer of the Company, specifying the number of Shares to be purchased and the aggregate Exercise Price to be paid therefor and accompanied by payment in full in accordance with subsection (b) below. Such exercise shall be effective upon receipt by the chief financial officer of the Company of such written notice together with the required payment.

(b) Full payment for the Shares purchased shall be made at the time of exercise of the Option. The purchase price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or postal or express money order, (ii) by delivery of shares of Common Stock owned by the Participant, (iii) through a cashless exercise effected in accordance with rules adopted by the Board, (iv) any other manner permitted by law and allowed by the Board in its sole discretion, or (v) any combination of the foregoing.

5. Non-Transferability. Except as otherwise provided herein, the Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Participant’s lifetime only by the Participant or his conservator.

6. No Special Employment Rights. Nothing contained in the Plan or in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any Parent Corporation or any Subsidiary (as such terms are defined in the Plan) to continue the employment of any Participant for the period within which the Option may be exercised. During the period of the employment of any Participant, the Participant shall render the services which are assigned to the Participant from time to time by the Board of Directors of the Company or the executive officers of the Company or any Parent Corporation or Subsidiary and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the foregoing entities.

7. Taxes and Withholding. All payments to the Participant or to his legal representative shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or any state having jurisdiction thereof. The Participant may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to the Option or its exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or a part of the amount required to be withheld.

8. Premature Disposition of Shares. If the Participant or the Participant’s estate sells or otherwise disposes of any Shares acquired upon exercise of the Option within one year from the date such Shares were acquired or two years from the date of this Agreement, the Participant (or such person exercising the Option) agrees that the Participant or the Participant’s estate will deliver a written report to the Plan Administrator within thirty days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

9. Representations; Legend.

(a) Investment Representations. As of the time of any exercise of the Option, the Participant represents and warrants and covenants to the Company that:

(i) Any Shares purchased upon exercise of the Option shall be acquired for the Participant’s account for investment only and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation thereunder.

(ii) The Participant has had such opportunity as he or she has deemed adequate to obtain from the representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of an investment in the Company.

(iii) The Participant is able to bear the economic risk of holding such Shares for an indefinite period.

(iv) The Participant understands that (A) the Shares will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) the Company has no obligation or current intention to register any Shares acquired pursuant to the exercise of the Option under the Securities Act.

(b) Tax Consequences. The Participant hereby represents that the Participant has obtained appropriate legal or tax advice with respect to the tax consequences to the Participant of exercising the Option and selling the Shares.

(c) Legend On Stock Certificates. In the event the Shares issuable under this Agreement have not been registered with the Securities and Exchange Commission, all stock certificates representing such Shares issued to the Participant upon exercise of the Option shall have affixed thereto legends substantially in the following form, in addition to any other legends required by applicable state law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

By making payment upon exercise of the Option, the Participant shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 9.

10. Notices. Each notice to the Company relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at its office located at 2001 Riverside Drive, Chattanooga, Tennessee 37406, to the attention of the Secretary. All notices to the Participant or other person then entitled to exercise any right pursuant to this Agreement shall be delivered to the Participant or such other address as the Participant or such other person may specify in writing to the Company by a notice delivered in accordance with this paragraph.

11. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee as such laws are applied to contracts entered into and performed in such State.

12. Miscellaneous. This Agreement and the Plan constitute the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Agreement.

This Agreement shall inure to the benefit of and be binding upon each successor of the Company and to the extent specifically provided herein and in the Plan shall inure to the benefit of and be binding upon the Participant’s heirs, legal representatives and successors.

IN WITNESS WHEREOF, this Agreement is executed by the Participant and by the Company through its duly authorized officer or officers and delivered as of the date written above.

PARTICIPANT:	GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

By:
(Print Name)	Name:
Title:
(Signature)

Address for Notices:

Consent of Spouse

I, the spouse of the above-named Participant, acknowledge and agree that I am bound by the terms of this Agreement and the Plan as to any and all interests I may have in this Option or the Shares acquired by my spouse under this Option.

Print Name

Attachments:	(1) 2006 Long-Term Equity Plan
(2) Form of Notice of Stock Option Exercise

Schedule I

Vesting Schedule